UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) June 27, 2023

Alpine 4 Holdings, Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	001-40913	46-5482689
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYER IDENTIFICATION NO.)
2525 E Arizona Biltmore Circle, Suite 237
Phoenix, AZ 85016
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

480-702-2431
(ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	ALPP	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                                Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01 Other Events

Dear Shareholders,

Thank you for your patience during the last seven months, as the switch to our new auditors has been a long, arduous, costly, and complex process. It has not been lost on myself, the board, or management how impactful this process has been to almost every aspect of the Company and our shareholders. Looking back at the last seven months, I am reminded of a well-known Benjamin Franklin quote: "For every minute spent in organizing, an hour is earned," which is true for us as well. In early 2022, the Company was at a crossroads of either being stuck in stagnation or preparing itself for growth and a promising future. We choose to tackle the hard things now so that we can continue to not only grow but also to take advantage of opportunities that many other companies can only dream about.

Bold Opportunities Require Bold Initiatives: In 2022, we announced several initiatives that propelled the Company into nascent and growing industries with huge long-term market potential. With that said, it is important for shareholders to remember that these new industry opportunities take time to develop and require solid and secure operational structures to succeed long term. This infrastructure initiative has been the primary focus of 2022 and 2023.

Elecjet: In early 2022, Elecjet revealed their AX Class of Solid-State Batteries to the market. Subsequently, Elecjet began testing these batteries at the world-renowned Battery Innovation Center (BIC) in Indiana. The BIC testing results revealed that Elecjet's AX Class of Solid-State Batteries are class-leading in performance and survivability. By mid-2022 Elecjet and Quality Circuit Assembly (QCA) had announced plans to incorporate Elecjet's domestic battery manufacturing ambitions under the QCA manufacturing umbrella. This JV between our two sister companies will allow the AX Class of Solid-State Batteries to meet US Military guidelines under QCA's ITAR registration and to certify them for the aviation and aerospace industries under QCA's AS9001D certification. This battery production facility is anticipated to have .1 to .3 Gigawatts (GW) of annual battery production, allowing Elecjet to produce 80,000 to 240,000 AX Battery Cells every month once fully operational. The goal of this production line is to allow Elecjet to fulfill a niche in more profitable industry subsets like the RV and commercial ESS industries. By comparison, companies like QuantumScape have revealed plans for a pilot facility only capable of producing 100,000 cells per year. Looking five years into the future, we envision a much larger capacity in the range of 5 GW of annual production of our battery cells as demand grows. As of today, Elecjet has currently selected the equipment manufacturer it needs to fulfill this production line and has begun shoring up its supply chain to effectuate US-based manufacturing of the AX Class of batteries cells by mid to late 2024. Many of you have asked why this is taking longer than originally anticipated. The Company has had to juggle several competing initiatives, including political changes that govern public support, changing customer needs, and internal demands such as locating the production line within the QCA umbrella of operations. These factors are important and require various meetings, consultations, and development practices to succeed. However, pushing US production into 2024 won't stop us from delivering to customers that have more immediate demands for our battery cells. The feedback we are receiving from our customers' testing our AX Class of cells has been very positive, with one customer stating, "The AX Class is the best-performing battery our company has ever tested." It is also noteworthy that Elecjet has several customers that are seeking volume-based pricing quotations after testing our AX Class of batteries under a Material Transfer Agreement.

Vayu Aerospace Corporation: When Alpine 4 acquired Vayu US Inc and Impossible Aerospace Corporation in late 2020 and early 2021 and then merged them into Vayu Aerospace Corporation in late 2021, we inherited two airframes, the G1 and US-1, both designed for different applications. Both airframes would serve as the genesis of a multi-faceted value proposition for our customers. This value proposition is simple in words, but is complex in practice when working to offer our customers drones with class-leading flight time, reliability, and an easy-to-operate flight management system that are designed, engineered, NDAA compliant, and built in the USA. For many drone companies in the USA, the ability to do these things doesn't exist unless you are in the defense industry. But working within the Alpine 4 family of companies, Vayu has been able to take advantage of using its sister companies like Quality Circuit Assembly for its avionics and various other prototype and production-based needs, and with Elecjet for the use of Solid-State Batteries to power their drones, thus making the Vayu value proposition very appealing both here in the US and abroad. Both the G1 and US-1 series of airframes have developed into mature airframes, with their most current versions now being certified for various markets outside the United States.

In October 2022, Vayu announced its supply agreement with All American Contracting to supply our drones in Africa. In May 2023, Vayu welcomed All American Contracting and a delegation from Nigeria to its facility in Ann Arbor, Michigan, for in-person flight demonstrations and production inspection of the G1 MKII and MKIII airframes. This delegation's primary use case was from Nigeria's agriculture industry with the purpose of surveillance and analysis of large swaths of land. All American Contracting has a couple more groups from Nigeria that are planning visits in Q3. These groups represent the Oil and Gas industry, representatives from the Ministry of Defense, and multiple state Governors. Many shareholders have asked when the Company will begin receiving purchase orders from this supply agreement. We believe that these in-person flight demonstrations are good indicators of All American Contracting's continued commitment to begin ordering from Vayu, and while we can't control the ordering process with All American Contracting, we stand ready to fulfill the agreement when the orders are placed.

Global Autonomous Corporation: In last year's annual shareholder letter I announced the creation of Global Autonomous Corporation (GAC) in conjunction with Alpine 4 and several executives within the Company and our subsidiaries. GAC's purpose is direct and resolute: "Create a simple, pleasant, and meaningful user experience to deliver goods autonomously." It is our belief that the company that solves the autonomous delivery of freight equation will dominate the next 50 years in the shipping and fulfillment industry. The technological barriers to solving this problem lie in the electrification of aircraft and how these aircraft store and release energy. Further, to solve the intricacy of how goods are transferred within a localized delivery footprint, a company must first ensure the flow of goods can pass seamlessly between senders and receivers of packages. At GAC, we accomplish this through a mesh delivery network called the GAC Mesh Fulfillment Network (GMFN) and the use of Vayu Aerospace's airframes powered by Elecjet's Solid-State Batteries.

GAC's development has been fast and robust. Last month in May, the Executive Leadership Team and I met with key groups and individuals from Dubai, UAE. The purpose of this trip was to establish both private and governmental relationships to deploy our systems in Dubai, where autonomous flight rules are more amenable to a mesh network than what is currently feasible in many other countries. Our meetings have led to several important developments for GAC to be able to operate in Dubai as an autonomous flight carrier of goods. The success of our meetings has led Vayu Aerospace and GAC to gain approval to start the process of certifying our G1 and US-2 airframes with the Dubai Civil Aviation Authority (DCAA) for autonomous flight in Dubai. It's important to note that this process of certification, which began last month, can take at least 4-6 months to accomplish. Once we conclude this certification process, GAC will partner with Dubai Silicon Oasis, a globally recognized "free zone" and an integrated technology park that allows people to live, work, and play. GAC will use this technology zone to develop and deploy a small network of GAC kiosks and flights to demonstrate the GAC GMFN with the ultimate goal of deploying the GFMN throughout Dubai.

As discussed last year, the Company plans on carving out GAC into its own public Company to be listed on a US national exchange in the future. It is anticipated that shareholders of Alpine 4 will be paid a dividend when the Company is carved out and effectuated. The ratio of these shares has yet to be determined, but the eventual allocation will have to consider a blending of factors, including the appropriate amount of shares in the public float, share flow back, and other equity considerations. It is anticipated that Alpine 4 will still own a majority of the company post-carve out, but it will allow GAC to have its own capital structure to fund its growth initiatives as the Company matures and begins operations. The Company is currently working with our investment banking partners, capital funds, and attorneys to facilitate this carveout, and we anticipate announcing further details on this in the coming months.

SOX Compliance: In 2022, the Company began the process of implementing and achieving SOX compliance. This process is a multi-faceted process that requires the coordination with both internal and external resources. First, we needed to engage technical accounting experts to assess the potential deficiencies in control processes and we needed to implement a company-wide Enterprise Resource Planning (ERP) platform to manage our enterprise functions including accounting, financial management, project management and procurement. The Company has hired both external and internal experts to help improve our processes and documentation. Management is committed to implementing these process improvements with a hopefully system go-live date of early 2024. SOX compliance is a process of continually improvements that is never truly complete and requires the continuous learning and improvements throughout all functions of a Company.

In closing, Q3 2023 will begin a new era for Alpine 4. An era where the vast opportunities of our past are married with our ability to perform at a higher level. This was the purpose of 2022, to effectuate the necessary changes to become all we can be. I hope that you share my optimism and enthusiasm for the future of Alpine 4!

Sincerely,

Kent Wilson
CEO / Founder / Board of Directors

CAUTIONARY NOTE ON FORWARD-LOOKING STATEMENTS

This shareholder letter contains forward-looking statements concerning our business operations, performance, and conditions, as well as our plans, objectives, and expectations for our business operations and financial performance and conditions that are subject to risks and uncertainties. All statements other than those of historical fact are forward-looking statements.

These types of statements typically contain words such as “aim,” “anticipate,” “assume,” “believe,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “potential,” “positioned,” “predict,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends. Forward-looking statements are based on current expectations, estimates, forecasts, and projections about our business, the industry in which we operate, and our management’s beliefs and assumptions.

These statements are not guarantees of future performance or development and involve known and unknown risks, uncertainties, and other factors that are in some cases beyond our control. All forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those estimated. The contents of this presentation should be considered in conjunction with the risk factors, warnings, and cautionary statements contained in the Company’s annual, quarterly, and other reports filed with the U.S. Securities and Exchange Commission. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events, or otherwise, except as required by law.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Alpine 4 Holdings, Inc.

By: /s/ Kent B. Wilson
Kent B. Wilson
Chief Executive Officer, President
(Principal Executive Officer)

Date: June 27, 2023